     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 2001

                                                 REGISTRATION NO. 333-
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--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                            CT COMMUNICATIONS, INC.
       -----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         NORTH CAROLINA                                  56-1837282
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                            68 CABARRUS AVENUE EAST
                         CONCORD, NORTH CAROLINA 28025
                                 (704) 722-2500
--------------------------------------------------------------------------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              MICHAEL R. COLTRANE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            CT COMMUNICATIONS, INC.
                            68 CABARRUS AVENUE EAST
                         CONCORD, NORTH CAROLINA 28025
                                 (704) 722-2500
              ---------------------------------------------------
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:

                            JAMES G. MCMILLAN, ESQ.
                             HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20004
                                 (202) 637-5600

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
       TITLE OF EACH CLASS             AMOUNT TO BE         OFFERING PRICE           AGGREGATE          REGISTRATION
  OF SECURITIES TO BE REGISTERED        REGISTERED          PER SHARE (1)        OFFERING PRICE (1)       FEE (1)
----------------------------------------------------------------------------------------------------------------------
Common Stock, no par value                500,000               $15.40               $7,700,000            $1,925
----------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for purposes of calculating the amount of the registration fee, based on the average of the high and low prices per share of CT Communications, Inc. Common Stock on July 23, 2001, as reported on The Nasdaq National Market.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   PROSPECTUS
                            CT COMMUNICATIONS, INC.
                         500,000 SHARES OF COMMON STOCK
                 DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

CT Communications, Inc. ("CT Communications"), a North Carolina corporation, has established a Dividend Reinvestment and Share Purchase Plan (the "Plan"). The Plan is described below.

HIGHLIGHTS OF THE PLAN:

 -- You can reinvest your dividends in additional shares of our common stock and you can purchase additional shares of our common stock with optional cash payments.

 -- The purchase price for shares purchased through the Plan will be 100% of the market price (as defined in the Plan), with CT Communications paying any applicable brokerage commissions or sales fees.

 --  You pay for your shares by:

      -- automatically reinvesting all or a part of the dividends on your shares of our common stock; or

      -- making optional cash payments of not less than $100 per investment or more than $5,000 per quarter; or

      --  a combination of these payment methods.

 -- If you are a current shareholder of CT Communications, you can enroll in the Plan by completing an authorization form.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Our common stock is listed on The Nasdaq National Market under the symbol "CTCI". Our principal executive offices are located at 68 Cabarrus Avenue East, Concord, North Carolina 28025; (704) 722-2500.

                                 July 25, 2001

                              SUMMARY OF THE PLAN

     The following summary of our Dividend Reinvestment and Share Purchase Plan may omit information that may be important to you. You should carefully read the entire text of the Plan contained in this prospectus, beginning on page 4, before you decide to participate.

ENROLLMENT:                You may participate in the Plan if you own at least
                           one share of our common stock, either in your own name or through a broker or other nominee. If you hold shares in your own name, you may enroll by submitting a completed authorization form. You may obtain an authorization form from our plan administrator. If you hold your shares in "street name" through a broker or other nominee, you will need to make arrangements with the broker or nominee to participate in the Plan. Please see Question 6 for more detailed information.


REINVESTMENT OF            You can reinvest your cash dividends on all or a
DIVIDENDS:                 portion of your common stock. The reinvestment of
                           cash dividends in additional shares of common stock is not subject to a maximum limit. Please see
                           Question 6 for more detailed information.


OPTIONAL CASH              You can buy additional shares of common stock by
INVESTMENTS:               making cash payments to the Plan. You can invest a
                           minimum of $100 per investment and a maximum of $5,000 in any one quarter. Under some circumstances, we may, in our sole discretion, approve a written request to waive the $5,000 per quarter maximum amount. Optional cash investments of less than $100 per investment, and that portion of any optional cash investment that exceeds $5,000 per quarter (unless the limit has been waived), will be returned to you without interest. Please see Questions 6 and 8 for more detailed information.

SOURCE OF SHARES:          Our plan administrator will purchase shares of our
                           common stock directly from us as newly issued shares of common stock, in the open market or in privately negotiated transactions with third parties. Please see Question 9 for more detailed information.

PURCHASE PRICE:            The purchase price for shares of our common stock
                           that the plan administrator purchases under the Plan, whether directly from us, in the open market or in privately negotiated transactions, will equal 100% of the "market price" of the shares purchased. The
                           "market price" for shares purchased in the open market or in privately negotiated transactions will be the weighted average purchase price per share paid by the plan administrator for all shares purchased.
                           We will pay all brokerage commissions and sales fees for the shares purchased. The "market price" for shares purchased directly from us will be the average of the daily high and low sales prices for the common stock on The Nasdaq National Market on the relevant investment date. Please see Question 11 for more detailed information.


TRACKING YOUR              You will receive periodic statements of the
INVESTMENTS:               transactions made in your plan account. These
                           statements will provide you with details of the transactions and will indicate the share balance in your plan account. Please see Question 16 for more detailed information.

PLAN ADMINISTRATOR:        First Union National Bank will serve as the plan
                           administrator. You should send all correspondence to the plan administrator to: First Union National Bank, Dividend Reinvestment Department, 1525 West W.T.
                           Harris Boulevard, Charlotte, North Carolina
                           28288-1153. You may call the plan administrator at
                           (800) 829-8432. Please see Question 4 for more detailed information.

                   INFORMATION ABOUT CT COMMUNICATIONS, INC.

     CT Communications, Inc. is a holding company that, through its operating subsidiaries, provides integrated telecommunications services to residential and business customers located primarily in North Carolina. CT Communications, Inc. offers a comprehensive package of telecommunications services, including local and long distance telephone, Internet and data services and digital wireless services.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain information contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement contains "forward-looking statements" within the meaning of the federal securities laws. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, future economic performance, our payment of dividends, our plans and objectives for future operations and projections of revenue and other financial items. These forward-looking statements are subject to risks, uncertainties and assumptions made by management about us, including, among other things, changes in industry conditions created by the Telecommunications Act and related state and federal legislation and regulations, recovery of the substantial costs that will result from the implementation of our new businesses, retention of our existing customer base and our ability to attract new customers, rapid changes in technology and actions of our competitors. In some cases, these forward-looking statements can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "believe," "estimate," "predict," "intend" or "potential" or the negative of those words or other comparable words. These forward-looking statements may differ materially from actual results because they involve estimates, assumptions and uncertainties and should be viewed with caution. We undertake no obligation to update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. Readers are also directed to consider the risks, uncertainties and other factors discussed in documents filed by us with the Securities and Exchange Commission ("SEC"), including those matters summarized under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2000.

                        TERMS AND CONDITIONS OF THE PLAN

     The following constitutes our Dividend Reinvestment and Share Purchase Plan, as in effect beginning July 25, 2001. All references in this prospectus to "common stock" refer to our common stock, no par value per share.

PURPOSE

1.  WHAT IS THE PURPOSE OF THE PLAN?

     The primary purpose of the Plan is to give holders of our common stock a convenient and economical way to purchase additional shares of common stock, by reinvesting all or a portion of their cash dividends in common stock and by contributing optional cash payments to the Plan. A secondary purpose of the Plan is to give us the ability to raise capital by selling newly issued shares of common stock under the Plan to our shareholders.

PARTICIPATION OPTIONS

2.  WHAT ARE MY INVESTMENT OPTIONS UNDER THE PLAN?

     Once enrolled in the Plan, you may buy shares of common stock through any of the following options:

      -- FULL DIVIDEND REINVESTMENT. You may reinvest cash dividends paid on all of your shares of common stock to purchase additional shares of common stock. This option also permits you to make optional cash investments of not less than $100 per investment or more than $5,000 per quarter to buy additional shares of common stock.

      -- PARTIAL DIVIDEND REINVESTMENT. You may reinvest cash dividends paid on a specified whole number of your shares of common stock to purchase additional shares of common stock. This option also permits you to make optional cash investments of not less than $100 per investment or more than $5,000 per quarter to buy additional shares of common stock.

      -- OPTIONAL CASH PAYMENTS. You may make optional cash investments of not less than $100 per investment or more than $5,000 per quarter to buy additional shares of common stock, without reinvesting any cash dividends on shares of common stock held by you.

     As a participant in the Plan under any of the foregoing options, you may request, and in some instances we may approve, a waiver permitting you to make optional cash investments in an amount greater than $5,000 per quarter. See Question 8 for more information about how to request a waiver.

BENEFITS AND DISADVANTAGES

3.  WHAT ARE THE BENEFITS AND DISADVANTAGES OF PARTICIPATION IN THE PLAN?

BENEFITS

     Participation in the Plan offers the following benefits:

      -- There are no costs associated with the Plan that you must pay, except for costs related to your voluntary sale of common stock you hold pursuant to the Plan.

      -- You will enjoy the convenience of having all or a portion of your cash dividends automatically reinvested in additional shares of common stock. Since the plan administrator will credit fractional shares of common stock to your plan account, you will receive full investment of your dividends and optional cash investments.

      -- You will have the option of having your share certificates held for safekeeping by the plan administrator, insuring your protection against loss, theft or destruction of the certificates representing your shares of common stock.

      -- You will simplify your record keeping by receiving periodic statements which will reflect all current activity in your plan account, including purchases, sales and latest balances.

      -- You will have the flexibility of making optional cash investments of not less than $100 per investment or more than $5,000 in any one quarter to buy additional shares of common stock. You may make these optional cash investments on a regular or occasional basis.

      -- At any time, you may direct the plan administrator to sell or deliver to you all or a portion of the shares of common stock held in your plan account.

DISADVANTAGES

     Before deciding whether to participate in the Plan, you should consider the following disadvantages of participation:

      -- Your reinvestment of cash dividends will not prevent your being treated for federal income tax purposes as having received a dividend on the dividend payment date, to the extent of our earnings and profits. The dividend may give rise to a liability for the payment of income tax without providing you with cash to pay the tax when it becomes due.

      -- You may not know the actual number of shares of common stock that the plan administrator buys for your plan account until after the applicable "investment date," as we define that term in Question 10.

      -- Sales of shares of common stock held in your plan account may be delayed.

      -- You will pay brokerage commissions and sales fees on the sale of shares of common stock accumulated in your plan account.

      -- We will not pay interest on funds that we hold pending reinvestment or investment.

      -- You may not pledge shares of common stock deposited in your plan account unless you withdraw the shares from the Plan.

ADMINISTRATION

4.  WHO ADMINISTERS THE PLAN?

     First Union National Bank currently acts as the plan administrator. The plan administrator keeps records and sends statements of account to participants. The plan administrator buys and sells, on your behalf, all shares of common stock under the Plan.

     You should direct all correspondence to the plan administrator to:

                                First Union National Bank
                                Dividend Reinvestment Department
                                1525 West W.T. Harris Boulevard
                                Charlotte, North Carolina 28288-1153
                                Telephone: (800) 829-8432

     We may replace the plan administrator at any time, and the plan administrator may resign at any time. In either case, we will notify you of the change and the identity of any successor plan administrator we appoint.

PARTICIPATION

5.  WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

     Participation in the Plan is limited to owners of our common stock. Generally, shareholders may participate in the Plan whether they are a "record owner" or a "beneficial owner" of common stock. You must be the record or beneficial owner of at least one share of common stock to participate in the Plan. You are a record owner if you own shares of common stock that are registered in your name with our transfer agent. You are a beneficial owner if you own shares of common stock that are registered in a name other than your own. For example, you are a beneficial owner if you own shares held in the name of a broker, bank or other nominee. If you are a record owner, you may participate directly in the Plan. If you are a beneficial owner, you must either
(1) become a record owner by having one or more shares transferred into your own name or (2) coordinate your participation in the Plan through the broker, bank or other nominee in whose name your shares of common stock are held.

     FOREIGN LAW RESTRICTIONS. You may not participate in the Plan if it would be unlawful for you to do so in the jurisdiction where you are a citizen or reside. If you are a citizen or resident of a country other than the United States, you should confirm that by participating in the Plan you will not violate local laws governing, among other things, taxes, currency and exchange controls, stock registration and foreign investments.

     EXCLUSION FROM PLAN FOR SHORT-TERM TRADING OR OTHER PRACTICES. You may not participate in the Plan to engage in short-term trading activities that could change the normal trading volume of the shares of common stock. If you do engage in short-term trading activities, we may deny, modify, suspend or terminate your participation in the Plan. We reserve the right to deny, modify, suspend or terminate your participation in the Plan, in our sole discretion, in order to eliminate practices which are not consistent with the purposes or operation of the Plan, which adversely affect the price of the shares of common stock or for any other reason.

ENROLLMENT

6.  HOW DO I ENROLL IN THE PLAN?

     If you are eligible to participate in the Plan, you may join the Plan at any time. Once you enroll in the Plan, you will remain enrolled until you withdraw from the Plan, we terminate the Plan or we terminate your participation in the Plan.

     THE AUTHORIZATION FORM. If you are a record owner of common stock, you may enroll in the Plan by completing an authorization form and mailing it to the plan administrator at the address set forth in Question 4. If your shares of common stock are registered in more than one name, such as joint tenants or trustees, all registered holders must sign the authorization form. You may obtain an authorization form at any time, without charge, by contacting the plan administrator at (800) 829-8432.

     If your shares of common stock are registered in some other person's name, for instance, in the name of a broker, bank or other nominee, then to enroll in the Plan you must either:

      --  arrange participation through that other person; or

      --  have at least one of your shares transferred into your own name.

     We may refuse to permit a broker, bank nominee or other record holder to participate in the Plan if such participation would, in our judgment, result in excessive cost or burden to us.

     CHOOSING YOUR INVESTMENT OPTION. When completing the authorization form, you should choose one of the three investment options discussed in Question 2, which are:

      -- "Full Dividend Reinvestment" -- This option directs the plan administrator to reinvest the cash dividends paid on all of the shares of common stock owned by you then or in the future in additional shares of common stock. This option also permits you to make optional cash investments of not less than $100 per investment or more than $5,000 per quarter to buy additional shares of common stock.

      -- "Partial Dividend Reinvestment" -- This option directs the plan administrator to reinvest cash dividends paid on a specified number of shares of common stock then owned by you in shares of common stock. We will continue to pay you cash dividends, when and if declared by our board of directors, on the remaining shares of common stock owned by you then or in the future, unless you designate those shares for reinvestment pursuant to the Plan. This option also permits you to make optional cash investments of not less than $100 per investment or more than $5,000 per quarter to buy additional shares of common stock.

      -- "Optional Cash Payments" -- This option permits you to make optional cash investments of not less than $100 per investment or more than $5,000 per quarter to buy additional shares of common stock, without reinvesting any cash dividends on shares of common stock held by you. We will continue to pay you cash dividends, when and if declared by our board of directors, on the shares of common stock owned by you then or in the future, unless you designate those shares for reinvestment pursuant to the Plan.

     You should choose your investment option by checking the appropriate box on the authorization form. If you sign and return an authorization form without checking an option, the plan administrator will choose the "Full Dividend Reinvestment" option, provided that you are the record owner of at least one share of common stock.

     CHANGING YOUR INVESTMENT OPTION. You may change your investment option by contacting the plan administrator. The plan administrator must receive any change at least four business days before the record date for a dividend payment in order for the change to become effective for that dividend payment. The plan administrator also must receive any change in the number of shares of common stock that you have designated for partial dividend reinvestment at least three business days before the record date for a dividend payment in order for the change to become effective for that dividend payment.

7.  WHEN WILL MY PARTICIPATION IN THE PLAN BEGIN?

     The date on which the plan administrator receives your properly completed authorization form, from you or through your broker or other nominee, will determine the date on which purchases of shares of common stock for your plan account may begin. If you choose either the full or partial dividend reinvestment option, the plan administrator will begin to reinvest dividends on the investment date after receipt of your authorization form, provided the plan administrator receives the authorization form at least four business days before the record date for that dividend payment. Please see Question 10 for more information about the timing of investment dates.

     If you choose the optional cash payments option and wish to invest $5,000 or less in any one quarter, the plan administrator will purchase shares of common stock for you on the investment date after receipt of both your authorization form and the funds to be invested, provided that the plan administrator receives the authorization form and funds (1) on or before the close of business on the second business day immediately preceding the next investment date and (2) no earlier than 30 days prior to the next investment date. The plan administrator may not hold any optional cash payment for more than 30 days. Accordingly, if the plan administrator receives your optional cash payment more than 30 days prior to the next investment date, the plan administrator will return your funds to you, without interest. You may, of course, resubmit the funds within 30 days prior to the next investment date, so long as your funds are received by the plan administrator at least two business days prior to the next investment date. Please see Question 8 if you wish to invest more than $5,000 in any one quarter, and please see Question 10 for more information about the timing of investment dates.

OPTIONAL CASH INVESTMENTS

8.  HOW DO I MAKE OPTIONAL CASH INVESTMENTS?

     You may make optional cash investments at any time if you are enrolled in the Plan.

     To make an optional cash payment, make checks payable to First Union National Bank drawn against a U.S. bank and payable in U.S. dollars. You must mail this payment to First Union National Bank, Dividend Reinvestment Department, 1525 West W.T. Harris Boulevard, Charlotte, North Carolina 28288-1153. Payments delivered to any other address may not be processed.

     Optional cash payments may not be less than $100 per investment or more than $5,000 total per quarter. If you wish to make an optional cash investment in excess of $5,000 for any quarter, you must obtain our prior written approval by submitting a request for waiver. To obtain a request for waiver form, please call us at (704) 722-2332. We have the sole discretion to approve or refuse any request to make an optional cash investment in excess of the $5,000 quarterly limit. Waivers will be granted on a case-by-case basis, and our granting of a waiver to any shareholder will not bind us to grant a future waiver to that shareholder or any other shareholder.

     The plan administrator will hold for investment, without interest, all optional cash payments that it receives on or before the second business day preceding an investment date, so long as the funds are not received more than 30 days before the next investment date. If the plan administrator receives funds more than 30 days before the next investment date, the plan administrator will return the funds to you, without interest.

     REFUNDS OF UNINVESTED OPTIONAL CASH INVESTMENTS. If you wish to obtain a refund of optional cash payments that the plan administrator has not yet invested, you must send a written request to the plan administrator at the address set forth in Question 4. The plan administrator must receive your request no later than five business days prior to the investment date in order to refund your money.

     NO INTEREST ON OPTIONAL CASH INVESTMENTS. You will not earn interest on optional cash payments held pending investment. We therefore suggest that you time the submission of any optional cash payments that you wish to make to reach the plan administrator as close as possible to the second business day preceding the next investment date. You should contact the plan administrator if you have any questions regarding these dates.

     RETURNED CHECKS FOR INSUFFICIENT FUNDS. In the event that any check is returned unpaid for any reason, the plan administrator will consider the request for investment of the money null and void and will immediately remove from the participant's plan account any shares of common stock purchased upon the prior credit of the money. The plan administrator will be entitled to sell these shares of common stock to satisfy any uncollected amounts. If the net proceeds of the sale of the shares of common stock are insufficient to satisfy the balance of the uncollected amounts, the plan administrator will be entitled to sell additional shares of common stock from the participant's plan account to satisfy the uncollected balance.

PURCHASES

9.  FROM WHOM DOES THE PLAN ADMINISTRATOR PURCHASE SHARES ON BEHALF OF THE PLAN?

     The plan administrator will use all dividends reinvested through the Plan and all optional cash investments to buy shares of common stock directly from us, in the open market or in privately negotiated transactions with third parties, or a combination of the three, at our discretion. We may not change our determination that shares of common stock will be purchased for the Plan in the open market or from us more than once in any three month period, and any such change must be based on a determination by our board of directors or our chief executive officer that our need to raise additional capital has changed or that there is another valid reason for changing the source of common stock purchased under the Plan. We may change the source of the shares of common stock for the Plan without providing you notice that we are doing so. Common stock purchased directly from us will consist of newly issued shares of common stock.

10.  WHEN WILL MY FUNDS BE USED TO PURCHASE COMMON STOCK FOR MY PLAN ACCOUNT?

     When the plan administrator purchases shares of common stock from us, the purchases will be made on the day that we pay a cash dividend, which we refer to as the "investment date". We anticipate that we will normally pay dividends on or about March 15, June 15, September 15 and December 15 of each year. Also, we anticipate that the record dates for these dividends will normally occur on or about March 1, June 1, September 1 and December 1. We cannot assure you that we will pay dividends according to this schedule in the future, or at all, and nothing contained in the Plan obligates us to do so.

     When the plan administrator buys shares of common stock for the Plan through open market or privately negotiated transactions, whether with reinvested dividends or optional cash investments, the plan administrator will effect the purchases as soon as is practical on or after the applicable investment date, and in all events within 30 days after the investment date. Neither we nor the plan administrator will be liable when conditions, including compliance with the rules and regulations of the SEC, prevent the plan administrator from buying shares of common stock or interfere with the timing of purchases.

11. HOW WILL THE PRICE OF COMMON STOCK PURCHASED FOR MY PLAN ACCOUNT BE DETERMINED?

     PRICE OF COMMON STOCK PURCHASED FROM US. If the plan administrator purchases common stock directly from us, the plan administrator will pay a price per share equal to 100% of the average of the daily high and low sales prices for the common stock as reported on The Nasdaq National Market on the relevant investment date. If there are no sales of common stock on the investment date, the price will be the weighted average of the means of the daily high and low sales prices on the nearest trading day immediately preceding the investment date and the trading day immediately following the investment date.

     PRICE OF COMMON STOCK PURCHASED IN THE OPEN MARKET OR IN PRIVATELY NEGOTIATED TRANSACTIONS. If the plan administrator purchases shares of common stock in the open market or in privately negotiated transactions, your purchase price per share will be the weighted average purchase price per share paid by the plan administrator for all of the shares purchased. In determining the weighted average purchase price, we may aggregate purchases made for both dividend reinvestment and optional cash purchases, or make independent calculations, in our sole discretion. We will pay all brokerage commissions or other fees or charges paid by the plan administrator in connection with the purchases.

     NUMBER OF SHARES TO BE PURCHASED. As of any investment date, the plan administrator will purchase for your plan account the number of shares of common stock equal to the total dollar amount to be invested for you divided by the applicable purchase price. If you elect to participate in the Plan by reinvesting all or part of your dividends, the plan administrator will invest for you the total dollar amount of (1) the dividend on all shares of common stock, including fractional shares, held in your plan account for which you have requested dividend reinvestment and (2) any optional cash investments to be made for your plan account as of that investment date. If you elect to make only optional cash investments, the plan administrator will invest for you the total dollar amount of your optional cash payments as of that investment date.

     PLAN ADMINISTRATOR'S CONTROL OF PURCHASE TERMS. With respect to the plan administrator's purchases of shares in the open market or in privately negotiated transactions, the plan administrator, or a broker that the plan administrator selects, will determine the following:

      --  the exact timing of purchases;
      -- the number of shares of common stock, if any, that the plan administrator purchases on any one day or at any time that day;
      --  the prices that the plan administrator pays for the stock;
      -- the markets on which the plan administrator makes the purchases; and -- the persons, including brokers and dealers, from or through which the plan administrator makes the purchases.

     COMMINGLING OF FUNDS. When making purchases for an account under the Plan, the plan administrator may commingle your funds with those of other investors participating in the Plan.

12.  MAY I HAVE MORE THAN ONE PLAN ACCOUNT?

     For purposes of the Plan, we may aggregate all plan accounts that we believe, in our sole discretion, to be under common control or management or to have common ultimate beneficial ownership. Unless we have determined that reinvestment of dividends and optional cash investments for each plan account would be consistent with the purposes of the Plan, we will have the right to aggregate all the plan accounts and to return, without interest, within 35 days of receipt, any amounts in excess of the investment limitations applicable to a single plan account received in respect of all the plan accounts.

CERTIFICATES

13.  WILL I RECEIVE CERTIFICATES FOR SHARES PURCHASED?

     SAFEKEEPING OF CERTIFICATES. Unless your shares are held by a broker, bank or other nominee, we will register shares purchased for your account under the Plan in your name. The plan administrator will credit the shares of common stock to your plan account in "book-entry" form. This service protects against the loss, theft or destruction of certificates evidencing your shares of common stock.

     You also may send to the plan administrator for safekeeping all certificates for shares of common stock that you hold. The plan administrator will credit the shares of common stock represented by the certificates to your plan account in "book-entry" form and will combine the shares with any whole and fractional shares then held in your plan account. In addition to protecting against the loss, theft or destruction of your certificates, this service also is convenient if and when you sell shares of common stock through the Plan. See Question 14 to learn how to sell your shares of common stock under the Plan.

     You may deposit certificates for shares of common stock into your plan account regardless of whether you have previously authorized reinvestment of dividends. THE PLAN ADMINISTRATOR AUTOMATICALLY WILL REINVEST ALL DIVIDENDS ON ANY SHARES OF COMMON STOCK REPRESENTED BY CERTIFICATES DEPOSITED IN ACCORDANCE WITH THE PLAN, UNLESS YOU SPECIFY OTHERWISE.

     To deposit certificates for safekeeping under the Plan, you should contact the plan administrator at the address specified in Question 4.

     ISSUANCE OF CERTIFICATES. You may withdraw any shares of common stock deposited for safekeeping by mailing a written request to the plan administrator. Upon your written request to the plan administrator, or upon our termination of the Plan or your participation in the Plan, the plan administrator will issue and deliver to you certificates for all whole shares of common stock credited to your plan account. The plan administrator will not issue certificates for fractional shares of common stock but will issue a check representing the value of any fractional shares based on the then current market price. The plan administrator will handle the request at no cost to you. The plan administrator will continue to credit any remaining whole or fractional shares of common stock to your plan account.

     EFFECT OF REQUESTING CERTIFICATES IN YOUR NAME. If you request a certificate for whole shares of common stock held in your plan account, either of the following may occur:

      -- If you maintain a plan account for reinvestment of dividends, the plan administrator will continue to reinvest all dividends on the shares for which you requested a certificate so long as the shares remain registered in your name; or

      -- If you maintain a plan account only for optional cash investments, then the plan administrator will not reinvest dividends on shares for which you requested a certificate unless and until you submit an authorization form to authorize reinvestment of dividends on the shares registered in your name.

     TRANSFER RESTRICTIONS. You may not pledge, sell or otherwise transfer shares of common stock credited to your plan account, except that you may sell shares through the plan administrator as described in Question 14. If you wish to pledge the shares of common stock, or to sell or transfer them other than as described in Question 14, you must first request that we issue a certificate for the shares in your name.

SALE OF SHARES

14.  HOW DO I SELL SHARES?

     SALE OF SHARES HELD IN YOUR PLAN ACCOUNT. You may contact the plan administrator to sell all or any part of the common stock held in your plan account. Within seven days after receipt of your written request, the plan administrator will place an order to sell the shares through a broker or dealer selected by the plan administrator. You will not be able to direct the date or sales price at which the shares will be sold. The plan administrator will mail to you a check for the proceeds of the sale, less applicable brokerage commissions, service charges and any taxes.

     If you sell only a portion of the shares in your plan account, you (1) will remain a participant in the Plan and (2) may continue to reinvest dividends under the Plan, provided that you hold of record at least one share of common stock. The plan administrator will continue to reinvest the dividends on the shares credited to your plan account unless you notify the plan administrator that you wish to withdraw from the Plan.

     COSTS OF SELLING SHARES. The Plan requires you to pay all costs associated with the sale of your shares under the Plan. A $10 service charge and a fee of $0.10 per share, which includes brokerage commissions, will be deducted from your sale proceeds.

     SALE OF FRACTIONAL SHARES HELD IN YOUR PLAN ACCOUNT. The plan administrator will not pay cash in respect of any fractional share unless you request that the plan administrator sell all shares held in your plan account.

     TERMINATION OF YOUR ACCOUNT UPON SALE OF ALL SHARES. If the plan administrator sells all shares held in your plan account, the plan administrator will automatically terminate your plan account.

RESALE RESTRICTIONS

15. ARE THERE ANY RESTRICTIONS ON THE RESALE OF COMMON STOCK ACQUIRED UNDER THE PLAN?

     Shareholders who are our "affiliates," as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), may not publicly reoffer shares acquired under the Plan except pursuant to a separate registration statement and prospectus or pursuant to an available exemption from the registration requirements of the Securities Act. Rule 405 defines an "affiliate" as a person who directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with us. Our directors and certain officers may be our affiliates under this definition. We have no present intention of filing a registration statement that would permit our affiliates to reoffer shares of common stock acquired under the Plan, although such persons should be able, absent unusual circumstances, to sell shares acquired under the Plan pursuant to Rule 144 under the Securities Act. Shareholders who are not our affiliates may sell shares of common stock acquired under the Plan at any time.

     In addition, participants in the Plan who are our directors or officers or beneficial owners of more than 10% of the shares of common stock may also be subject to the reporting obligation of Section 16(a) and the short-swing profit recovery provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to purchases of the common stock made under the Plan with optional cash payments. Such directors and officers and beneficial owners are not subject to the short-swing profit recovery provisions of Section 16(b) of the Exchange Act or the reporting provisions of Section 16(a) with respect to purchases of common stock made under the Plan with reinvested dividends.

REPORTS

16.  HOW WILL I KEEP TRACK OF MY INVESTMENTS?

     Each time the plan administrator makes an investment for your plan account, whether by reinvestment of dividends or by optional cash investment, the plan administrator will send you a detailed statement that will provide the following information with respect to your plan account:

      --  the total optional cash investments received;
      -- the total number of shares of common stock purchased, including fractional shares;
      -- the price paid per common share; and -- the total number of shares of common stock in your plan account.

     If your investment involved reinvested dividends, then your statement will also show, in addition to the items listed above:

      -- the total cash dividend received; and -- the amount of the dividend reinvested.

     You should retain these statements to determine the tax cost basis of the shares of common stock in your plan account.

WITHDRAWAL

17.  HOW WOULD I WITHDRAW FROM PARTICIPATION IN THE PLAN?

     HOW TO WITHDRAW FROM THE PLAN. You may withdraw from the Plan at any time. In order to withdraw from the Plan, you must contact the plan administrator to terminate your plan account. The plan administrator must receive written notice at least three days prior to the record date for any dividend payment in order to terminate your plan account prior to the dividend payment date.

     ISSUANCE OF SHARE CERTIFICATES UPON WITHDRAWAL FROM PLAN. Upon termination of your plan account, the plan administrator will issue to you share certificates for any whole shares of common stock in your plan account. However, we reserve the right, if you terminate participation in the Plan, not to issue certificates for shares of common stock in your plan account unless you request them. The plan administrator will convert to cash any fractional shares held in your plan account at the time of termination at the then current market price of the common stock. After the plan administrator terminates your plan account, we will pay to you all cash dividends on shares of common stock owned by you unless you rejoin the Plan.

     SELLING SHARES UPON WITHDRAWAL FROM PLAN. As an alternative to receiving share certificates, upon termination of your plan account you may request by contacting the plan administrator to sell all or a portion of the shares of common stock in your plan account. If you instruct the plan administrator to sell only a portion of your shares of common stock, then the plan administrator will issue to you certificates for the remaining shares of common stock. The plan administrator will mail to you a check for the proceeds of the sale, less applicable brokerage commissions, service charges and any tax withholding.

     REJOINING THE PLAN AFTER WITHDRAWAL. After you withdraw from the Plan, you may rejoin the Plan at any time by filing a new authorization form with the plan administrator and otherwise complying with the terms of the Plan. However, the plan administrator has the right to reject the authorization form if you repeatedly join and withdraw from the Plan, or for any other reason. The plan administrator's exercise of this right is intended to minimize unnecessary administrative expenses and to encourage use of the Plan as a long-term shareholder investment service.

TAXES

18. WHAT ARE SOME OF THE FEDERAL INCOME TAX CONSEQUENCES OF MY PARTICIPATION IN THE PLAN?

     The following summary is based upon an interpretation of current federal tax law. You should consult your own tax advisors to determine particular tax consequences, including income tax and non-income tax (such as transfer tax) consequences, which vary from state to state, that may result from your participation in the Plan and subsequent disposition of shares acquired pursuant to the Plan. Income tax consequences to plan participants residing outside the United States will vary from jurisdiction to jurisdiction.

     DIVIDEND REINVESTMENTS. In the case of shares purchased by the plan administrator from us with reinvested dividends, you will be treated for federal income tax purposes as having received a distribution, with respect to shares of common stock, equal to the fair market value on the investment date of the shares credited to your plan account, which generally will be equal to the amount of cash dividends that you otherwise would have received.

     In the case of shares of common stock purchased by the plan administrator in the open market, a shareholder will be treated for federal income tax purposes as having received a distribution equal to the price paid by the plan administrator for the shares of common stock, including brokerage and related costs, which will exceed the amount of cash otherwise distributable to the shareholder due to our payment of brokerage and related costs.

     Any cash distribution to a shareholder that is not invested through the Plan simply will be treated as a cash distribution for federal income tax purposes.

     OPTIONAL CASH PAYMENTS. In the case of shares purchased by the plan administrator from us pursuant to the optional cash payment feature of the Plan, you will neither recognize gross income upon receipt of the shares nor be treated as having received a distribution.

     In the case of shares purchased by the plan administrator in the open market pursuant to the optional cash payment feature of the Plan, you will be treated for federal income tax purposes as having received a distribution equal to the price paid by the plan administrator for the shares credited to your plan account, including brokerage and related costs, less the amount you pay for the shares.

     TREATMENT OF DISTRIBUTIONS. Assuming that a distribution described above is treated as a dividend for federal income tax purposes, the tax basis for the shares received under the Plan will be equal to the amount of any distribution plus, in the case of optional cash payments, the amount you pay for the shares. Any distribution described above will be treated for federal income tax purposes as a dividend to the extent we have current or accumulated earnings and profits. Distributions in excess of current or accumulated earnings and profits will not be taxable to you to the extent that such distributions do not exceed the adjusted basis of your shares. To the extent such distributions exceed the adjusted basis of your shares, they will be included in income as a capital gain if you have held the shares as a capital asset and the distributions will be either long or short term depending on whether your holding period for your shares is or is not more than one year.

     RECEIPT OF CERTIFICATES. You will not realize any taxable income upon receipt of certificates for whole shares credited to your plan account, either upon your request for certain of those shares or upon termination of participation in the Plan. You will realize gain or loss upon the sale or exchange of shares acquired under the Plan. You will also realize gain or loss upon receipt, following termination of participation in the Plan, of a cash payment for any fractional share interest credited to your plan account. The amount of any such gain or loss will be the difference between the amount that you received for the shares or fractional share interest and the tax basis therefor.

     INCOME TAX WITHHOLDING PROVISIONS. If you fail to provide certain federal income tax certifications in the manner required by law, any dividends, including dividends that are reinvested, proceeds from the sale of fractional share interests and proceeds from the sale of shares held for your plan account will be subject to federal income tax withholding at the rate of 31%. If withholding is required for any reason, the appropriate amount of tax will be withheld and may reduce the number of shares that you receive under the Plan. Certain shareholders, including most corporations, are exempt from the withholding requirements.

     If you are a foreign shareholder whose dividends are subject to federal income tax withholding at the 30% rate, or a lower treaty rate, the appropriate amount will be withheld and the balance in shares will be credited to your plan account.

     DISPOSITION. When you withdraw common stock from the Plan and receive whole shares, you will not realize any taxable income. However, if you receive cash for a fraction of a share, you will be required to recognize gain or loss with respect to the fraction. You also will be required to recognize a gain or loss whenever your shares are sold, whether the shares are sold by the plan administrator pursuant to your request or by you after the shares are withdrawn from the Plan. Generally, the amount of the gain or loss that you will be required to recognize will be the difference between the amount that you receive for the shares and your tax basis in those shares.

OTHER PROVISIONS

19.  CAN I VOTE MY SHARES?

     We will send you proxy materials for any meeting of shareholders to permit you to vote all whole shares of common stock credited to your plan account. You may vote your shares of common stock either by designating the vote of the shares by proxy or by voting the shares in person at the meeting of shareholders.

20.  WHAT ARE THE COSTS OF THE PLAN?

     In the event that we authorize the plan administrator to purchase shares of common stock in the open market, we will pay any brokerage commission incurred by the plan administrator. You will be responsible for any fees payable in connection with your sale of shares from the Plan.

21.  WHAT ARE YOUR AND THE PLAN ADMINISTRATOR'S RESPONSIBILITIES?

     We, any of our agents and the plan administrator, in administering the Plan, are not liable for any act committed in good faith or for any good faith failure to act, including, without limitation, any claim of liability (1) arising from the failure to terminate your plan account upon your death or judgment of incompetence prior to the plan administrator's receipt of notice in writing of the death or incompetence,

(2) relating to the prices and times at which the plan administrator buys or sells shares for your plan account or (3) relating to any fluctuation in the market value of the common stock.

     We, any of our agents and the plan administrator will not have any duties, responsibilities or liabilities other than those expressly set forth in the Plan or as imposed by applicable laws. Since the plan administrator has assumed all responsibility for administering the Plan, we specifically disclaim any responsibility for any of the plan administrator's actions or inactions in connection with the administration of the Plan. None of our directors, officers or shareholders shall have any personal liability under the Plan.

22.  CAN I PLEDGE MY SHARES UNDER THE PLAN?

     You may not pledge any shares of common stock credited to your plan account. Any attempted pledge will be void. If you wish to pledge your shares of common stock, you first must withdraw the shares from the Plan. See Question 13 to learn how to withdraw your shares under the Plan.

23.  CAN I TRANSFER MY RIGHT TO PARTICIPATE IN THE PLAN TO ANOTHER PERSON?

     You may not transfer your right to participate in the Plan to another person.

24.  CAN THE PLAN BE AMENDED, MODIFIED, SUSPENDED OR TERMINATED?

     Although we expect to continue the Plan indefinitely, we reserve the right to amend, modify, suspend or terminate the Plan in any manner at any time. We will notify you in writing of any material amendments, modifications, suspensions or terminations of the Plan, but not necessarily in advance. The decision to purchase shares in the open market or directly from us shall not constitute an amendment, modification, suspension or termination of the Plan.

25.  WHAT HAPPENS IF WE TERMINATE THE PLAN?

     If we terminate the Plan, you will receive a certificate for all whole shares of common stock held in your plan account and a check representing the value of any fractional share based on the then current market price. We also will return to you any uninvested dividends or optional cash payments held in your plan account.

26.  ARE THERE ANY RISKS ASSOCIATED WITH THE PLAN?

     Your investment in common stock purchased under the Plan is no different from any investment in common stock that you hold directly. Neither we nor the plan administrator can assure you a profit or protect you against a loss on shares that you purchase. You bear the risk of any loss and enjoy the benefits of any gain from changes in the market value of shares purchased under the Plan.

27.  HOW WILL YOU INTERPRET AND REGULATE THE PLAN?

     We may interpret, regulate and take any other action in connection with the Plan that we deem necessary in our sole discretion to carry out the Plan. As a participant in the Plan, you will be bound by any actions taken by us or the plan administrator.

28.  WHAT LAW GOVERNS THE PLAN?

     The laws of the State of North Carolina govern the Plan.

29.  WHERE WILL NOTICES BE SENT?

     The plan administrator will address all of its notices to you at your last known address. You should notify the plan administrator promptly, in writing, of any change of address.

                                USE OF PROCEEDS

     We will receive proceeds from the sale of common stock that the plan administrator purchases directly from us. We will use the proceeds for general corporate purposes, including:

      --  the repayment of indebtedness;
      --  working capital; and
      --  investments in assets.

     Pending those uses, we may temporarily invest the net proceeds in short-term investments consistent with our investment policies. We will not receive proceeds from the sale of shares that the plan administrator purchases in the open market or in privately negotiated transactions. We cannot estimate either the number of shares of common stock or the prices of the shares that we will sell in connection with the Plan.

                              PLAN OF DISTRIBUTION

     Except to the extent the plan administrator purchases common stock in the open market or in privately negotiated transactions with third parties, we will sell directly to the plan administrator the shares of common stock acquired under the Plan. The shares of common stock, including shares acquired pursuant to requests for waivers, may be resold in market transactions on any national securities exchange on which shares of common stock trade or in privately negotiated transactions. The common stock currently is listed on The Nasdaq National Market.

     Pursuant to the Plan, we may be requested to approve optional cash investments in excess of the allowable maximum amounts pursuant to requests for waiver on behalf of participants in the Plan that may be engaged in the securities business. In deciding whether to approve a request for waiver, we may consider relevant factors including, among other things, (1) whether, at the time of the request, the plan administrator is acquiring shares for the Plan directly from us or in the open market or in privately negotiated transactions with third parties, (2) our need for additional funds, (3) our desire to obtain the additional funds through the sale of common stock as compared to other sources of funds, (4) the purchase price likely to apply to any sale of shares of common stock, (5) the extent and nature of the requestor's prior participation in the Plan, (6) the number of shares of common stock the requestor holds of record and (7) the total amount of optional cash investments in excess of $5,000 per quarter for which requests for waiver have been submitted. We may sell common stock through the Plan to persons who, in connection with the resale of the shares, may be considered underwriters. In connection with these types of transactions, compliance with Regulation M under the Exchange Act would be required. We will not give any person any rights or privileges other than those that the person would be entitled to as a participant under the Plan. We will not enter into any agreement with any person regarding the person's purchase, resale or distribution of shares. Under some circumstances, we may, however, approve requests for optional cash investments in excess of the allowable maximum limitations pursuant to requests for waivers.

     Subject to the availability of shares of common stock registered for issuance under the Plan, there is no total maximum number of shares of common stock that can be issued pursuant to the reinvestment of dividends and optional cash investments. We will pay all brokerage commissions and service charges in connection with the reinvestment of dividends and optional cash investments to purchase shares of common stock under the Plan. You will have to pay any fees payable in connection with your voluntary sale of shares from your plan account and/or withdrawal from the Plan.

                                 LEGAL MATTERS

     Nelson Mullins Riley & Scarborough, L.L.P., Charlotte, North Carolina, special counsel to CT Communications, has passed upon the validity of the shares of common stock being offered under the Plan.

                                    EXPERTS

     The consolidated financial statements of CT Communications and its subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, and related schedule, incorporated by reference in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Palmetto MobileNet, L.P. as of December 31, 2000 and 1999 and the related consolidated statements of income and partners' equity and cash flows for each of the three years ended December 31, 2000, 1999 and 1998, incorporated by reference in the registration statement have been audited by Bauknight Pietras & Stormer, P.A. These financial statements have been incorporated by reference herein in reliance upon the report given upon the authority of Bauknight Pietras & Stormer, P.A. as experts in accounting and auditing.

     The reports dated February 2, 2001, with respect to North Carolina RSA 5 Cellular Partnership, North Carolina RSA 15 Cellular Partnership, South Carolina RSA No. 2 Cellular General Partnership, South Carolina RSA No. 3 Cellular General Partnership, South Carolina RSA No. 4 Cellular General Partnership, South Carolina RSA No. 5 Cellular General Partnership, South Carolina RSA No. 6 Cellular General Partnership, South Carolina RSA No. 7 Cellular General Partnership, South Carolina RSA No. 8 Cellular General Partnership and South Carolina RSA No. 9 Cellular General Partnership, incorporated by reference in the registration statement have been audited by Arthur Andersen LLP. These financial statements have been incorporated by reference herein in reliance upon the report given upon the authority of Arthur Andersen LLP as experts in accounting and auditing. Such financial statements and reports thereon are not included separately in CT Communications' Form S-3.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC under the Exchange Act. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and the Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy statements and other information regarding issuers, like us, that file electronically with the SEC. The address of that SEC Internet site is http://www.sec.gov.

                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" in this prospectus the information we file with them. This helps us disclose information to you by referring you to the documents we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superceded by information included directly in this document. We incorporate by reference each of the documents listed below:

     a. our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC on March 30, 2001, as amended on Form 10-K/A, filed with the SEC on July 19, 2001;

     b. our Current Reports on Form 8-K, filed with the SEC on March 28, 2001, May 15, 2001 and June 7, 2001;

     c. our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001, filed with the SEC on May 15, 2001;

     d. the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 28, 1999, including any amendment or report filed for the purpose of updating such description; and

     e. all documents filed by us under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

     We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. We will provide this information upon written or oral request, at no cost to the requester. The name, address and telephone number to which the request for this information must be made is:

                                CT Communications, Inc.
                                Attention: Investor Relations Department
                                68 Cabarrus Avenue East
                                Post Office Box 227
                                Concord, North Carolina 28026-0227
                                (704) 722-2500

     As you read the above documents, you may find some differences in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

     You should rely only on information incorporated by reference or contained in this prospectus. We have not authorized anyone to provide you with information that is different.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act ("NCBCA") prescribe the extent to which directors and officers of a corporation shall or may be indemnified. The NCBCA permits a corporation, with certain exceptions, to indemnify present or former directors or officers against liability if: (a) he conducted himself in good faith; (b) he reasonably believed
(i) that his conduct in his official capacity with the corporation was in its best interests and (ii) in all other cases, his conduct was at least not opposed to the corporation's best interest; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director or officer under Section 55-8-51 of the NCBCA in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in connection with a proceeding in which the director or officer was adjudged to have received an improper personal benefit. The NCBCA requires a corporation to indemnify a director or officer against reasonable expenses incurred by the director or officer in the defense of any proceeding to which he was a party because he is or was a director or officer, when he is wholly successful on the merits or otherwise, unless the articles of incorporation of the corporation provide otherwise. Unless a corporation's articles of incorporation provide otherwise, a director or officer may apply to a court for indemnification. The court may order indemnification of the director or officer if it determines he is entitled to mandatory indemnification or if he is fairly and reasonably entitled to indemnification in view of all relevant circumstances. Additionally, the NCBCA permits a corporation to provide in its articles of incorporation, bylaws, by contract or resolution for indemnification of a director or officer against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status or activities as a director or officer, provided however that a corporation may not indemnify a person against liability he may incur on account of activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may purchase and maintain insurance on behalf of a present or former director or officer against liability asserted against or incurred by him in that capacity or arising from his status as a director or officer, whether or not the corporation would have power to indemnify him against the same liability under the NCBCA.

     Our Articles of Incorporation, as amended, provide that, to the fullest extent permitted by the NCBCA, a director of CT Communications will not be personally liable to CT Communications, our shareholders or otherwise, for monetary damages for breach of his duty as a director. This provision precludes any claim by the shareholders of CT Communications for monetary damages based on a breach of duty of directors, with the following exceptions under the NCBCA:
(a) acts or omissions that such director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation;
(b) certain unlawful distributions; (c) any transaction from which such director derived an improper personal benefit; or (d) acts or omissions occurring prior to the effectiveness of the applicable provision of the NCBCA.

     We have adopted a bylaw, which provides that, in addition to the indemnification of directors and officers otherwise provided by law, CT Communications must indemnify our directors and certain officers against all liability and litigation expense, including reasonable attorneys' fees and costs of enforcing such indemnification rights, arising out of their status or activities as directors or officers, except against liability or litigation expense incurred on account of activities that, at the time, were known or believed by such director or officer to be clearly in conflict with the best interests of CT Communications. We may pay the expenses incurred by a director or certain officers in advance of final disposition of a claim, action, suit or proceeding under certain specified circumstances. We may also maintain insurance on behalf of our directors and officers against liability asserted against such persons in such capacity, whether or not such directors or officers have the right to indemnification pursuant to our bylaws or otherwise. We have obtained directors and officers liability insurance against certain liabilities including liabilities under the securities laws.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

------------------------------------------------------
------------------------------------------------------
NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CT COMMUNICATIONS, INC. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SHARES OF COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF CT COMMUNICATIONS, INC. SINCE THE DATE HEREOF.
                                ---------------
                               TABLE OF CONTENTS

                                         PAGE
                                         ----
SUMMARY OF THE PLAN....................       2
INFORMATION ABOUT
  CT COMMUNICATIONS, INC...............       4
SPECIAL NOTE REGARDING
  FORWARD-LOOKING
  STATEMENTS...........................       4
TERMS AND CONDITIONS OF THE PLAN.......       4
  Purpose..............................       4
  Participation Options................       4
  Benefits and Disadvantages...........       5
  Administration.......................       6
  Participation........................       6
  Enrollment...........................       7
  Optional Cash Investments............       8
  Purchases............................       9
  Certificates.........................      10
  Sale of Shares.......................      11
  Resale Restrictions..................      12
  Reports..............................      12
  Withdrawal...........................      12
  Taxes................................      13
  Other Provisions.....................      14
USE OF PROCEEDS........................      16
PLAN OF DISTRIBUTION...................      16
LEGAL MATTERS..........................      16
EXPERTS................................      17
WHERE YOU CAN FIND MORE
  INFORMATION..........................      17
INCORPORATION BY REFERENCE.............      17
INDEMNIFICATION OF DIRECTORS AND
  OFFICERS.............................      18

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                 500,000 SHARES

                            CT COMMUNICATIONS, INC.

                                     SHARES
                                       OF
                                  COMMON STOCK

                                 Offered solely
                             in connection with our

                             DIVIDEND REINVESTMENT
                                      AND
                              SHARE PURCHASE PLAN

                            ------------------------

                                   PROSPECTUS
                            ------------------------

                                 JULY 25, 2001

------------------------------------------------------
------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated fees and expenses in connection with the issuance and distribution of the common stock to be registered on this Form S-3 will be paid by CT Communications, Inc. and are as follows:

Securities Act registration fee                                       $ 1,925
Printing                                                                7,000
Accounting fees and expenses                                           10,000
Legal fees and expenses                                                20,000
Annual plan administrator's fees and expenses                           5,500
Miscellaneous                                                           5,575
                                                                      -------
         Total                                                         50,000
                                                                      =======


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act ("NCBCA") prescribe the extent to which directors and officers of a corporation shall or may be indemnified. The NCBCA permits a corporation, with certain exceptions, to indemnify present or former directors or officers against liability if: (a) he conducted himself in good faith; (b) he reasonably believed
(i) that his conduct in his official capacity with the corporation was in its best interests and (ii) in all other cases, his conduct was at least not opposed to the corporation's best interest; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director or officer under Section 55-8-51 of the NCBCA in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in connection with a proceeding in which the director or officer was adjudged to have received an improper personal benefit. The NCBCA requires a corporation to indemnify a director or officer against reasonable expenses incurred by the director or officer in the defense of any proceeding to which he was a party because he is or was a director or officer, when he is wholly successful on the merits or otherwise, unless the articles of incorporation of the corporation provide otherwise. Unless a corporation's articles of incorporation provide otherwise, a director or officer may apply to a court for indemnification. The court may order indemnification of the director or officer if it determines he is entitled to mandatory indemnification or if he is fairly and reasonably entitled to indemnification in view of all relevant circumstances. Additionally, the NCBCA permits a corporation to provide in its articles of incorporation, bylaws, by contract or resolution for indemnification of a director or officer against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status or activities as a director or officer, provided however that a corporation may not indemnify a person against liability he may incur on account of activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may purchase and maintain insurance on behalf of a present or former director or officer against liability asserted against or incurred by him in that capacity or arising from his status as a director or officer, whether or not the corporation would have power to indemnify him against the same liability under the NCBCA.

     Our Articles of Incorporation, as amended, provide that, to the fullest extent permitted by the NCBCA, a director of CT Communications will not be personally liable to CT Communications, our shareholders or otherwise, for monetary damages for breach of his duty as a director. This provision precludes any claim by the shareholders of CT Communications for monetary damages based on a breach of duty of directors, with the following exceptions under the NCBCA:
(a) acts or omissions that such director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation;
(b) certain unlawful distributions; (c) any transaction from which such director derived an improper personal benefit; or (d) acts or omissions occurring prior to the effectiveness of the applicable provision of the NCBCA.

     We have adopted a bylaw, which provides that, in addition to the indemnification of directors and officers otherwise provided by law, CT Communications must indemnify our directors and certain officers against all liability and litigation expense, including reasonable attorneys' fees and costs of enforcing such indemnification rights, arising out of their status or activities as directors or officers, except against liability or litigation expense incurred on account of activities that, at the time, were known or believed by such director or officer to be clearly in conflict with the best interests of CT Communications. We may pay the expenses incurred by a director or certain officers in advance of final disposition of a claim, action, suit or proceeding under certain specified circumstances. We may also maintain insurance on behalf of our directors and officers against liability asserted against such persons in such capacity, whether or not such directors or officers have the right to indemnification pursuant to our bylaws or otherwise. We have obtained directors and officers liability insurance against certain liabilities including liabilities under the securities laws.

ITEM 16. EXHIBITS.

Exhibit Number                               Description
--------------                               ------------

4.1 Articles of Incorporation, as amended, of CT Communications (filed as Exhibit 3.1 to the Registration Statement on Form 8-A, filed with the Commission on January 28, 1999, and incorporated herein by reference).

4.2 Bylaws, as amended, of CT Communications (filed as Exhibit 3.2 to the Annual Report on Form 10-K, filed with the Commission on March 29, 1999, and incorporated herein by reference).

4.3 Specimen of Common Stock certificate (filed as Exhibit 4.1 to the Registration Statement on Form 8-A, filed with the Commission on January 28, 1999, and incorporated herein by reference).

4.4 Amended and Restated Rights Agreement, dated as of January 28, 1999 and effective as of August 27, 1998, between CT Communications and First Union National Bank, including the Rights Certificate attached as an exhibit thereto (filed as Exhibit 4.2 to the Registration Statement on Form 8-A, filed with the Commission on January 28, 1999, and incorporated herein by reference).

5.1             Opinion of Nelson Mullins Riley & Scarborough, L.L.P.

23.1            Consent of KPMG LLP.

23.2            Consent of Bauknight Pietras & Stormer, P.A.

23.3            Consent of Arthur Andersen LLP

23.4 Consent of Nelson Mullins Riley & Scarborough, L.L.P. (included in Exhibit 5.1).

24.1            Power of Attorney (included on signature page).


ITEM 17. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, State of North Carolina, on July 25, 2001.

                                  CT Communications, Inc.

                                  By: /s/ Michael R. Coltrane
                                      ---------------------------------------
                                      Michael R. Coltrane
                                      President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Coltrane and Barry R. Rubens, jointly and severally, each in his own capacity, as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated below, on July 25, 2001.

                 SIGNATURE                                 TITLE
                 ---------                                 -----


 /s/ L.D. Coltrane                          Chairman of the Board and Director
-----------------------------------------
L.D. Coltrane


 /s/ Michael R. Coltrane                    President, Chief Executive Officer
-----------------------------------------   and Director (Principal Executive
Michael R. Coltrane                         Officer)


 /s/ Barry R. Rubens                        Senior Vice President, Treasurer
-----------------------------------------   and Chief Financial Officer
Barry R. Rubens                             (Principal Financial Officer)


 /s/ Amy M. Justis                          Vice President of Finance and Chief
-----------------------------------------   Accounting Officer (Principal
Amy M. Justis                               Accounting Officer)

                 SIGNATURE                   TITLE
                 ---------                   -----


 /s/ John R. Boger                          Director
-----------------------------------------
John R. Boger, Jr.


 /s/ O. Charlie Chewning, Jr.               Director
-----------------------------------------
O. Charlie Chewning, Jr.


 /s/ W.A. Coley                             Director
-----------------------------------------
William A. Coley


 /s/ S.E. Leftwich                          Director
-----------------------------------------
Samuel E. Leftwich


 /s/ Jerry H. McClellan                     Director
-----------------------------------------
Jerry H. McClellan


 /s/ Tom E. Smith                           Director
-----------------------------------------
Tom E. Smith


 /s/ Phil W. Widenhouse                     Director
-----------------------------------------
Phil W. Widenhouse

                                  EXHIBIT INDEX

Exhibit Number                        Description
--------------                        -----------

4.1 Articles of Incorporation, as amended, of CT Communications (filed as Exhibit 3.1 to the Registration Statement on Form 8-A, filed with the Commission on January 28, 1999, and incorporated herein by reference).

4.2 Bylaws, as amended, of CT Communications (filed as Exhibit 3.2 to the Annual Report on Form 10-K, filed with the Commission on March 29, 1999, and incorporated herein by reference).

4.3 Specimen of Common Stock certificate (filed as Exhibit 4.1 to the Registration Statement on Form 8-A, filed with the Commission on January 28, 1999, and incorporated herein by reference).

4.4 Amended and Restated Rights Agreement, dated as of January 28, 1999 and effective as of August 27, 1998, between CT Communications and First Union National Bank, including the Rights Certificate attached as an exhibit thereto (filed as Exhibit 4.2 to the Registration Statement on Form 8-A, filed with the Commission on January 28, 1999, and incorporated herein by reference).

5.1             Opinion of Nelson Mullins Riley & Scarborough, L.L.P.

23.1            Consent of KPMG LLP.

23.2            Consent of Bauknight Pietras & Stormer, P.A.

23.3            Consent of Arthur Andersen LLP

23.4 Consent of Nelson Mullins Riley & Scarborough, L.L.P. (included in Exhibit 5.1).

24.1            Power of Attorney (included on signature page).